Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2000, except for Notes 4 and 16 as to which the date is March 24, 2000, in the Registration Statement (Form S-1) and related Prospectus of RELM Wireless Corporation for the registration of 1,466,153 shares of its common stock and 466,153 warrants to purchase a like number of shares of its common stock.


                                             /s/ Ernst & Young LLP

Orlando, Florida
June 2, 2000